Exhibit 23.01

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Community Care of America, Inc.:

   We consent to incorporation by reference in the registration statements (No. 333-01686, 333-01688, 333-01690 and 333-01692) on Form S-8 of Community Care of
America, Inc. of our reports on the consolidated financial statements and schedule of Community Care of America, Inc. and subsidiaries, which report appears in the December 31, 1996 annual report on Form 10-K of Commuity Care of America, Inc.

                                      KPMG Peat Marwick LLP

Baltimore, Maryland
April 15, 1997